UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K /A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 6, 2014

ALPINE 2 Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-54994	46-3021464
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

217 11th Street

Huntington Beach, CA 92648

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(714) 791-8178

(ISSUER TELEPHONE NUMBER)

460 Brannan Street, Suite 78064

San Francisco, CA 94107

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Explanatory Note:

This amendment to the Company’s Current Report on Form 8-K filed on March 11, 2014 is being filed to correct typographical error in Item 5.01 regarding the number of shares sold. All other items remain unchanged.

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SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

The information required by this Item 1.01 is included under Item 5.02 of this Current Report on Form 8-K.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sale of Equity Securities

The information required by this Item 3.02 is included under Item 5.02 of this Current Report on Form 8-K.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Change in Control of Registrant.

On March 6, 2014, our sole officer and director, Richard Chiang entered into a Share Purchase Agreement pursuant to which he sold an aggregate of 7,2 00,000 shares of his shares of the Registrant’s common stock to Alham Benyameen and Andy Michael Ibrahim at a purchase price of $20,000. In aggregate, these shares represent 72% of the Registrant’s issued and outstanding common stock. Effective upon the closing of the Share Purchase Agreement, Richard Chiang owns 2,800,000 shares of the Registrant’s stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On March 6, 2014, the Registrant accepted the resignations of Richard Chiang as the Registrant’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board of Directors. These resignations are in connection with the consummation of the Share Purchase Agreement with Alham Benyameen and Andy Michael Ibrahim, and were not the result of any disagreement with Registrant on any matter relating to Registrant's operations, policies or practices. Effective as of the same date, to fill the vacancies created by Richard Chiang’s resignations, the Registrant elected and appointed Alham Benyameen as Chairman of the Board of Directors, and Andy Michael Ibrahim, President, Chief Executive Officer, Secretary, Chief Financial Officer and Member of the Board of Directors of the Registrant.

Biographical Information for Alham Benyameen

Alham Benyameen, Age 36, Chairman of the Board of Directors

Mr. Benyameen is the Co-President of West Coast Vape Supply Inc., with Andy Michael Ibrahim, an international distributor to retail locations supplying the vaping industry with high quality brand names Through their leadership, West Coast Vape Supply Inc. has grown into one of the leading distributors of e-cigarette/vape companies engaged in both the distribution and creation of innovative products for the emerging vaporizer industry. Mr. Benyameen also is currently the President and CEO of MeWe World, Inc an online retailer of consumer electronics with 7 employees, which was recently honored by inclusion in the 2009-2011 editions of Internet Retailer's Top 500 Guide. Mr. Benyameen grew the company's revenues from $50,000 to over $24M dollars over a period of 2 years.  Mr. Benyameen is the President of PennyGrab, Inc., an online pay to bid auction website, PennyGrab, Inc. which had over $1M in sales in 2013. From 1999 to 2001 Mr. Benyameen worked as a sales manager for Atek, responsible for obtaining profitable results through the sales team by developing the team through motivation, counseling, skills development and product knowledge development. From 1997 to 1999, Mr. Benyameen worked at as a sales associate for Bit-By-Bit Computer Rental, one of the largest computer equipment rental companies in Southern California. Mr. Benyameen identified and generated leads for new business through the use of sales marketing tools.

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Biographical Information for Andy Michael Ibrahim

Andy Michael Ibrahim, Age 39, President, Chief Executive Officer, Secretary, Chief Financial Officer and Member of the Board of Directors

Mr. Ibrahim is the Co-President of West Coast Vape Supply Inc., with Alham Benyameen, an international distributor to retail locations supplying the vaping industry with high quality brand names Through their leadership, West Coast Vape Supply Inc. has grown into one of the leading distributors of e-cigarette/vape companies engaged in both the distribution and creation of innovative products for the emerging vaporizer industry. Mr. Ibrahim has more than 15 years experience in marketing, branding, from product development to fulfillment.  From 2002-to present, Mr. Ibrahim created Creative Art Center, Inc. to expand marketing practices to other companies that can benefit from proven marketing strategies and to increase revenue and grow market share. Creative Art Center, Inc. has and continues to be a great source for name brands to get help and increase the product sales and visibility in their industry.  Mr. Ibrahim continues to lead and directs these brands to expand their businessmen by web advertising, print and exhibiting in trade shows. Mr. Ibrahim worked from 1999 to 2002 as the marketing director for Affiliated Funding Corp. Mr. Ibrahim managed a team of mortgage consultants and successfully acquired more than $100M in business per year from licensed active Realtors Nationwide. During this time Mr. Ibrahim executed a marketing plan that captured the market share of many top leading corresponding lenders.  Mr. Ibrahim managed a team of designers and production specialist to create, produce, market and distribute a international brand named Shaolin Clothing from 1995 to 1999. In that capacity, Mr. Ibrahim successfully negotiated and the implemented the acquisition of other brands to create a distribution company to add value with brand names for the distribution. During this time He managed and organized many trade shows and product exhibits. Then Mr. Ibrahim helped the distribution be acquired to Global World Industries. Mr. Ibrahim attended University Of Phoenix from 1999 to 2002 and also graduated from Orange Coast College with an emphasis in Business Marketing.

In connection with the consummation of the Share Purchase Agreement, there was an understanding between the former management of the Registrant and Alham Benyameen and Andy Michael Ibrahim, the purchasers under such Agreement, that Alham Benyameen and Andy Michael Ibrahim would be appointed directors and officers of the Registrant immediately after the change of control was effected.

Alham Benyameen Employment Agreement

On March 10, 2014, ALPINE 2 Inc. (the "Company") entered into an employment agreement (the "Employment Agreement") with its Chairman of the Board of Directors, Alham Benyameen. The Employment Agreement is ongoing and the Employment Agreement provides Mr. Benyameen with the following compensation and benefits: (i) Advance issuance of 20,000,000 shares of restricted common stock and (ii) Participation in benefits and health benefit plans maintained by the Company for its senior executives upon institution of such program.

In the event that Mr. Benyameen’s employment terminates due to a "Without Cause Termination" or is terminated by Mr. Benyameen for "Good Reason," Mr. Benyameen will be entitled to retain his shares that were issued in advance upon the execution of the Employment Agreement.

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For these purposes a "Termination for Cause" means a termination by the Company by the vote of the majority of the Board because Mr. Benyameen (a) has been convicted of, or has entered a plea of nolo contendere to, a criminal offense involving moral turpitude, or (b) has willfully continued to fail to substantially perform his duties with the Company after a written demand for substantial performance is delivered by the Board, or (c) has committed an improper action resulting in personal enrichment at the expense of the Company, or (d) has engaged in illegal or gross misconduct that is materially and demonstrably injurious to the Company, or (e) has violated his representations or duties under the Employment Agreement.

In the event of his Disability, the Company may remove Mr. Benyameen from employment, in which case, Mr. Benyameen will be entitled to retain his shares that were issued in advance upon the execution of the Employment Agreement.

In the event of his death, pursuant to the Employment Agreement, Mr. Benyameen will be entitled to retain his shares that were issued in advance upon the execution of the Employment Agreement.

In the event that Mr. Benyameen’s employment terminates due to a Termination for Cause or Mr. Benyameen terminates employment other than for "Good Reason," Disability, retirement under the Company's established policies, or death, then Mr. Benyameen will be entitled to retain his shares that were issued in advance upon the execution of the Employment Agreement.

The preceding description of the Employment Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Andy Michael Ibrahim Employment Agreement

On March 10, 2014, ALPINE 2 Inc. (the "Company") entered into an employment agreement (the "Employment Agreement") with its President, Chief Executive Officer, Secretary, Chief Financial Officer and Member of the Board of Directors, Andy Michael Ibrahim. The Employment Agreement is ongoing and the Employment Agreement provides Mr. Ibrahim with the following compensation and benefits: (i) Advance issuance of 20,000,000 shares of restricted common stock and (ii) Participation in benefits and health benefit plans maintained by the Company for its senior executives upon institution of such program.

In the event that Mr. Ibrahim’s employment terminates due to a "Without Cause Termination" or is terminated by Mr. Ibrahim for "Good Reason," Mr. Ibrahim will be entitled to retain his shares that were issued in advance upon the execution of the Employment Agreement.

For these purposes a "Termination for Cause" means a termination by the Company by the vote of the majority of the Board because Mr. Ibrahim (a) has been convicted of, or has entered a plea of nolo contendere to, a criminal offense involving moral turpitude, or (b) has willfully continued to fail to substantially perform his duties with the Company after a written demand for substantial performance is delivered by the Board, or (c) has committed an improper action resulting in personal enrichment at the expense of the Company, or (d) has engaged in illegal or gross misconduct that is materially and demonstrably injurious to the Company, or (e) has violated his representations or duties under the Employment Agreement.

In the event of his Disability, the Company may remove Mr. Ibrahim from employment, in which case, Mr. Ibrahim will be entitled to retain his shares that were issued in advance upon the execution of the Employment Agreement.

In the event of his death, pursuant to the Employment Agreement, Mr. Ibrahim will be entitled to retain his shares that were issued in advance upon the execution of the Employment Agreement.
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In the event that Mr. Ibrahim’s employment terminates due to a Termination for Cause or Mr. Ibrahim terminates employment other than for "Good Reason," Disability, retirement under the Company's established policies, or death, then Mr. Ibrahim will be entitled to retain his shares that were issued in advance upon the execution of the Employment Agreement.

The preceding description of the Employment Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreement, a copy of which is being filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statement and Exhibits.

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits

			Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period ending	Exhibit	Filing date
3.1	Certificate of Incorporation		10		3.1	07/03/13
3.2	By-Laws		10		3.2	07/03/13
4.1	Specimen Stock Certificate		10		4.1	07/03/13
10.1	Executive Employment Agreement between Alham Benyameen and ALPINE 2 Inc.	X

10.2	Executive Employment Agreement between Andy Michael Ibrahim and ALPINE 2 Inc.	X

10.3	Securities Purchase Agreement dated	X

17.1	Richard Chiang letter of resignation dated March 6, 2014	X

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPINE 2 Inc.

By: /s/ Andy Michael Ibrahim

Name: Andy Michael Ibrahim

Title: Chief Executive Officer

Dated: March 1 4 , 2014

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